Exhibit (q)(1)

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

Power of Attorney

I hereby appoint Peter C. Zeuli attorney for me and in my name and on my behalf to sign the Registration Statement on Form N-1A and any Pre-Effective and Post-Effective Amendment to the Registration Statement on Form N-1A of PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on January 10, 2011.

/s/ RONALD H. SHEAR

Name:  Ronald H. Shear

Title:  Trustee

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

Power of Attorney

I hereby appoint Peter C. Zeuli attorney for me and in my name and on my behalf to sign the Registration Statement on Form N-1A and any Pre-Effective and Post-Effective Amendment to the Registration Statement on Form N-1A of PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on January 11, 2011.

/s/ ERIC J. WEINBERG

Name:  Eric J. Weinberg

Title:  Trustee

PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND

Power of Attorney

I hereby appoint Peter C. Zeuli attorney for me and in my name and on my behalf to sign the Registration Statement on Form N-1A and any Pre-Effective and Post-Effective Amendment to the Registration Statement on Form N-1A of PHILADELPHIA INVESTMENT PARTNERS NEW GENERATION FUND to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on January 14, 2011.

/s/ JOHN D. ZOOK

Name:  John D. Zook

Title:  Trustee